Exhibit 10.1

Strategic

Investment Consulting Agreement

Party A: Golden Heaven Group Holdings Ltd. (hereinafter referred to as “Party A”, NASDAQ symbol GDHG)

Party B: Xiangyun Investment Co., LTD. (hereinafter referred to as “Party B”)

Party A is a NASDAQ listed company and an amusement park operator. Party A is seeking business growth, and, in furtherance thereof, is seeking qualified strategic investors to participate in Party A’s private placement. Party B is an investment and strategic consulting company located in Hong Kong, and Party A intends to engage Party B as an investment consultant. Through friendly negotiation, Party A entrusts Party B to introduce qualified strategic investors to Party A. Both parties enter into the following agreement (the “Agreement”).

Article 1. Entrusted Matters:

1.1 Party A entrusts Party B to assist in introducing strategic investors and exploring strategic cultural and tourism resources in the Asian region.

1.2 Party B accepts the entrustment of Party A to provide Party A with professional strategic planning, seek qualified investors on behalf of Party A, negotiate with potential investors on behalf of Party A, assist Party A in preparing relevant documents and information, and provide relevant risk advice.

Article 2. Obligation of Confidentiality:

Both parties shall assume the obligation to keep confidential the relevant information provided on the entrusted matters as provided in Article 1 herein. Neither party shall in any event disclose or provide any information or documents obtained under this Agreement to any unrelated third party, with the exception of potential investors, unless specifically required by the law or competent court, arbitration or administrative authority.

If there is any document or information provided by Party A that is confidential or is partially confidential, another document shall be entered into between Party A and Party B to specify the scope of the confidential matters and the scope of the information that Party B may provide to potential investors. Unless specifically authorized by Party A, Party B shall not disclose Party A’s confidential information to potential investors.

Article 3. Party A’s Representations and Warranties

3.1 Party A shall provide Party B with true, accurate, and necessary information and documents; Party A guarantees that the documents and information provided to Party B shall contain no misstatements or omissions of material facts related to this Agreement.

3.2 Party A shall, as reasonably required by Party B, provide information, personnel and other related cooperation under this Agreement.

3.3 Party A shall pay remuneration to Party B in accordance with Article 4 herein.

3.4 Without the written consent of Party B, Party A shall not disclose Party B’s trade secrets obtained under this Agreement to the public.

3.5 Party A shall have the right to request Party B to provide the progress of entrusted matters as provided in Article 1 herein at any time; Party B shall inform Party A of the progress and potential investors within one day of receiving such request from Party A.

Article 4. Service Fees

4.1 Compensation: Party A agrees to issue to Party B a total of 2,500,000 Class A ordinary shares, as the basic service remuneration of Party B, and such 2,500,000 Class A ordinary shares shall be issued to Party B before August 31, 2024 (the “Basic Compensation”). If Party B introduces qualified investors to Party A and such investment is completed within one year from the date of this Agreement, Party A shall issue to Party B 2,500,000 Class A ordinary shares as remuneration (together with the 2,500,000 Class A ordinary shares issuable to Party B, the “Shares”), and such 2,500,000 Class A ordinary shares shall be issued to Party B within one year from the date of completion of the investment (the “Additional Compensation”, and together with the Basic Compensation, the “Compensation”).

4.2 The Shares for each of (i) the Basic Compensation and (ii) the Additional Compensation shall be issued to Party B in full as and when due pursuant to the foregoing timeframes. Party A shall provide assistance, to the extent reasonably necessary, for Party B to remove the restriction on the Shares after the expiration of the relevant lock-up period.

4.4 Party A and Party B hereby agree that Article 4 provides for all remuneration that Party B is entitled to receive under this Agreement.

Article 5. Party B’s Representations and Warranties

5.1 Party B is not a U.S. Person (as defined in Rule 902 of Regulation S promulgated under the Securities Act of 1933, as amended, or the “Securities Act”), and does not acquire shares for the accounts or benefits of any U.S. Persons. Party B agrees not to conduct hedging transactions related to Party A’s shares unless it complies with the Securities Act.

5.2 Company information. Party B has had the opportunity to review and discuss Party A’s business, management and financial affairs with the management of Party A. Party B understands that these discussions and any written information issued or to be issued by Party A are or will be intended to describe important aspects of Party A’s business. Party B also has had the opportunity to review all the information provided to it heretofore by Party A in the matters related to this Agreement and to ask questions to the senior executives of Party A.

5.3 Party B’s qualifications. Party B represents and warrants to Party A that it has all necessary licenses and approvals in the jurisdictions in which qualified investors will be solicited and to perform its obligations hereunder. Party B hereby agrees to indemnify and hold harmless Party A, against and in respect of, and to promptly pay, compensate and reimburse Party A for, any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) incurred or sustained by Party A as a result of or in connection with (i) any act or omission by Party B in connection with rendering services under the Agreement, or (ii) any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants and/or any matters described in this Agreement by Party B, whether or not involving a third-party claim. Party A shall promptly notify Party B in writing of any claim to indemnification hereunder.

5.4 Restricted shares. Party B understands that the Shares under this Agreement are deemed to be “restricted securities” under the U.S. securities law. Party B is familiar with the Rule 144 under the Securities Act and understands the resale restrictions imposed thereby. Party A and Party B agree that the lockup period of the Shares shall be six (6) months from the date of acquisition.

Article 6. Complete Agreement; Amendments

This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes any previous agreement or understanding between them relating hereto and may not be modified, altered or amended without the written consent of both parties. After this Agreement is signed, Party A or Party B shall not unilaterally terminate this Agreement.

Article 7. Applicable Law

This Agreement is governed by the relevant laws of Hong Kong, China. Any dispute arising from the performance of this Agreement or matters relating to this Agreement shall be settled through friendly negotiation. If no agreement can be reached through negotiation, the dispute shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time.

Article 8. Effective period

This Agreement shall come into force and effect upon being signed and sealed by both parties, and shall be valid for two years from the date of signing (the “Term”). Within 30 days before the expiration of the Term, this Agreement may be extended for one year with the written consent of both parties.

Article 9. Miscellaneous

This Agreement is written in the Chinese and English languages. If there is any conflict or inconsistency between the Chinese version and the English version, the English version shall prevail.

This Agreement is made in counterparts, and each version can be regarded as the original contract. Both parties may exchange pdf copies of the original executed signature pages to this Agreement through EMAIL or other electronic means. Each such EMAIL signature or other electronic signatures will be regarded as the original and will come into force and effect immediately upon such delivery. This Agreement is made in counterparts, with each party holding one copy.

(No text available below)

(The following is the signature page.)

Party A: Golden Heaven Group Holdings Ltd.

Name and Title:	Jin Xu CEO

Signature / seal:	/s/ Jin Xu

June 09, 2024

Party B: Xiangyun Investment Co., LTD

Name and Title:	Long Gao Xiang Director

Signature / seal:	/s/ Long Gao Xiang

June 09, 2024

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